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                                                                    Exhibit 99.1

                Onyx Software Secures Equity Financing Facility

     BELLEVUE, Wash.--(BUSINESS WIRE)--Jan. 8, 2001--Onyx Software Corp. (NASDAQ:ONXS) today announced that it has entered into an equity financing agreement with Ramius Securities, LLC.

     Under this Agreement, Ramius Securities will, as an underwriter, provide Onyx with an equity facility which will be available for two years and will permit Onyx to periodically issue and sell a total of up to $30 million of its common stock. Sales under the facility will be made under Onyx's shelf registration statement on Form S-3, previously filed with the Securities and Exchange Commission. The facility does not preclude Onyx from issuing shares in other transactions should market conditions make those transactions advantageous.

     "This facility is intended to give us the flexibility and ability to raise cash quickly and incrementally when we decide the time is right," said Brent Frei, Onyx's Chief Executive Officer. "Through this facility, we hope to minimize dilution while continuing to fund our ongoing capital needs."

     Onyx intends to use the net proceeds from any sale of common stock to expand its worldwide facilities, for additional working capital and other general corporate purposes, as well as the possible acquisition of complementary businesses or technologies.

     About Onyx Software

     Onyx Software Corp. (NASDAQ:ONXS) is a global supplier of enterprise-wide, customer-centric e-business applications that connect and power a company's entire e-business world, including sales, marketing and service groups, making total customer and partner information available enterprise-wide. Onyx's products are known for flexibility, reliability and ease of use, resulting in high return on investment, low total cost of ownership and industry-leading customer satisfaction. Onyx operates worldwide, with customers including American Express, Broadwing, Commerce One, Credit Suisse, Dreyfus, FirstWorld Communications, Portland Trail Blazers, Prudential Securities and Sierra Health Services. For more information, call 888/275-6699, email info@onyx.com or visit www.onyx.com.

     About Ramius Securities

     Ramius Securities is a registered broker/dealer wholly owned by Ramius Capital Group, LLC. Ramius Capital Group is a New York-based investment management and merchant banking firm. The Principals of Ramius Capital Group include Peter Cohen who was Chairman and Chief Executive Officer of Shearson Lehman Brothers, Morgan Stark who was President and Chief Executive Officer of Chemical Securities, Thomas Strauss who was President of Salomon Brothers, and Jeffrey Solomon who is head of structured finance at Ramius Capital.

     This press release shall not constitute an offer to sell or a solicitation of an offer to buy Onyx
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common stock. This press release contains forward-looking statements. Forward-
looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The words "believe," "expect," "intend," "anticipate," variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Factors that could affect Onyx's actual results include, but are not limited to, the "Important Factors That May Affect Our Business, Our Results of Operations and Our Stock Price" described in our quarterly report on form 10-Q for the quarter ending September 30, 2000. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Onyx undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.


     CONTACT:  Onyx Software
               Investor Relations
               Mark Lamb, 425/519-4034
               markl@onyx.